Exhibit 99.1

NUCLEAR SOLUTIONS TECHNOLOGY UPDATE: APPLICATION FEASIBILITY OF GRAVITY BASED DETECTION FOR SHIELDED NUCLEAR WEAPONS VALIDATED BY U.S. GOVERNMENT SPONSORED RESEARCH

WASHINGTON, D. C. - December 21, 2004 -Nuclear Solutions, Inc. (OTCBB: NSOL) released the following:

Use of gravity to detect nuclear weapons was researched by the U.S. government in the early 1990s and found to be potentially viable for arms control applications under the Strategic Arms Reduction Treaty (START). Now Nuclear Solutions, Inc., is working to produce a gravimetric sensor that overcomes the limitations of previous designs for the purpose of practically and effectively detecting a "loose nuke" in transit through a border entry point.

"The levels of radiation emitted by weapons-grade plutonium and uranium are relatively low, and easy to shield," said Nuclear Solutions Chief Executive Officer Patrick Herda, "which makes conventional detection practically impossible under several very likely transit scenarios."

The Defense Nuclear Agency (DNA) has previously sponsored research and experimentation into the concept of detecting and quantifying nuclear warheads for arms control verification applications by measuring their associated gravitational signatures. Proof-of-principle experiments were performed to characterize the capabilities and limitations of gravimetric detection for applications related to START.

The research report, entitled Proof of Principle Tests: Gravity Gradiometer Utility for Onsite Inspection Applications (Contract No. DNA001-90-C-0168), concluded, "Using current gravity gradiometer technology, [it was] demonstrated that gravitational signatures of simulated [weapons] can be measured successfully" and that "gravity gradiometry accurately and reliably discriminated small variations in mass distributions as well as small asymmetries in mass."

Although the experiment validated the potential utility of using gravitational signatures for arms control applications, it did not address the problems anticipated in gravitational signature collection in an actual inspection. It found that "identification of a particular missile system (i.e., its specific identity) will require future signal analysis and algorithm development."

"I found the experimental results from the DNA report to be very encouraging for our present development effort," Herda said, "keeping in mind that the previous experiment did not evaluate our new approach and should not be mistaken for government validation of our patent-pending technology."

He added, however, "the principle of measuring changes in gravitational fields to determine the existence of a mass anomaly that could signal the presence of heavy metals was successfully carried out in the DNA experiment, and its feasibility, given a robust and fieldable sensor pack, is not in question."

Development of Nuclear Solution's new sensing concept may result in a highly sensitive, portable, and low-cost detection system that responds to minute gravitational gradient anomalies produced by high-density nuclear materials like plutonium and uranium-- and is unaffected by radiation shielding techniques.

When fully funded and developed, this patent-pending approach using gravimetric sensing techniques could become a useful tool in the fight against nuclear terrorism worldwide.

Nuclear Solutions is progressing as anticipated with its intellectual property development, and further updates concerning the company's shielded nuclear weapons detection technology and European business development activities are expected within the next two weeks. Additionally, a progress update on nuclear micro-battery technology is expected by the end of January.

ABOUT NUCLEAR SOLUTIONS, INC.:

Nuclear Solutions, based in Washington, D.C., is an emerging innovative technology development company that is committed to exploring, developing, and commercializing viable product technologies enabling partner companies to offer new and improved products in the following areas:

Nuclear Weapon Detection for Homeland Security & Defense

The development of advanced technology to detect shielded nuclear materials and terrorist nuclear weapons

Nanotechnology/MEMS applications

The development of long-lived nuclear micro-power sources, based on three U.S. Patents (5,087,533; 6,118,204; 6,238,812), to power applications in the emerging field of Nanotechnology, Micro-Electro-Mechanical Systems, and the new generation of low power microelectronics.

Environmental  Technology

Development of a patent pending process to remediate tritiated water via an advanced separation technique.

More information about Nuclear Solutions, Inc. may be found on its website, www.nuclearsolutions.com.

DISCLAIMER: The matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties such as our plans, objective, expectations and intentions. You can identify these statements by our use of words such as "may," "when," "expect," "believe," "anticipate," "intend," "could," "estimate," "goal, " "continue," "plans," "planning," "would," "when," "feasible," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income, and cash flow. Additional funding is required to develop the technology described herein. The actual future results for the Company could differ significantly from those statements. Factors that could adversely affect actual results and performance include, among others, the Company's limited operating history, dependence on key management, financing requirements, technical difficulties commercializing any projects, government regulation, technological change, and competition. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Additionally, patent pending status does not guarantee that a patent will issue or that the technologies herein, including gravimetric sensor technology will be commercially successful. Accordingly, reference should be made to the Company's periodic filings with the U.S. Securities and Exchange Commission.


CONTACT:  John Dempsey, Vice-President
          Nuclear Solutions, Inc.
          202-787-1951
          info@nuclearsolutions.com